UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 22, 2026

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value, $.001 Per Share	PESI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Section 2 – Financial Information

Item 2.02 – Results of Operations and Financial Condition

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 2.02 is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Preliminary Q2 Results

The second quarter of 2026 marked an important operational milestone for Perma-Fix Environmental Services, Inc. (the “Company”): the receipt of certain waste streams from the Hanford Site to our Perma-Fix Northwest (PFNW) facility, as we had forecast. As a result, our treatment-related backlog increased to approximately $15.7 million as of June 30, 2026, up approximately 29% from $12.2 million at the end of the first quarter. Subsequent to quarter-end, in early July, PFNW also began receiving liquid effluent wastes from the Direct-Feed Low-Activity Waste (DFLAW) facility, a major milestone for the Company.

Notwithstanding this progress, our second quarter financial results do not yet reflect these developments. Although we maintained strong receipts and subsequent backlog through the second quarter as anticipated, we were required to delay the start of treatment of certain Hanford-related waste streams due to customer-directed changes in treatment protocols. These delays are now largely behind us, and we expect to commence treatment of these wastes in the third quarter. In addition, delays in several new project starts and the continued drawdown of stored waste inventories limited revenues in the quarter. At the same time, we incurred increased personnel and other operating expenses in anticipation of these waste receipts — thus, while the expected revenue has shifted to the second half of the year, associated costs were incurred in the second quarter, which contributed to our losses for the period. We currently estimate a net loss of approximately $(6.0) million on revenue of approximately $13 million for the second quarter, subject to the review of our second quarter 2026 financial statements by our independent registered public accounting firm.

Given that receipts of these Hanford-related waste streams began in the second quarter and DFLAW receipts have now commenced, and that this progress is directly reflected in the significant growth of our backlog, we believe the investments we have made in personnel, readiness, facility upgrades, and capacity ahead of these waste receipts are beginning to be realized.

Our Services Segment is also strengthening. In addition to the win at Lawrence Livermore National Laboratory in the first quarter, contract awards have been secured at multiple U.S. Department of Energy (DOE) facilities and commercial sites, supporting services backlog of over $17 million over the next year.

Turning to developments at Hanford, which underpin much of our optimism for the second half of 2026 and beyond, DOE has announced a revised Hanford Tank approach that includes adopting the “Hanford Dual Glass-Plus-Grout Strategy.” This strategy has been presented to the public and stakeholders in several venues and specifically names the Company. DOE is coordinating this strategy with Washington State regulators and is targeting the second half of 2026 to begin implementation. As highlighted in recent DOE presentations, the principal features and anticipated advantages of this approach include:

1.	Grouting is a proven technology and already approved under the DOE Hanford Holistic Agreement; the DOE Savannah River Site has treated 13 million gallons this way for waste tank inventories.
2.	This approach is expected to provide up to 300% more throughput and a reduction in disposal cost from approximately $1,200 per gallon to under $50 per gallon.
3.	The dual approach will accelerate the DOE timeline for tank closure with 400K–600K gallons shipped out this year in the current DOE plan.

4.	With deployment of the existing and additional tank retrieval systems, pretreated tank waste volumes are estimated to begin in 2026 at 100,000 gallons per month and reach 300,000 gallons per month in 2028, to be processed by grouting and DFLAW.
5.	DOE totals including East and West Side Tank areas are targeted to reach 9 million gallons annually by 2030.
6.	Grouting operations are to be staffed by local building-trades unions, keeping skilled jobs and expertise in the Tri-Cities region.

Although a formal award of the West Side tank program has not been made, our PFNW facility has submitted a proposal to support DOE’s grouting objectives and is currently working with Washington State regulators to expand current grouting permits from existing annual capacity of 1.2 million gallons per year to levels that will meet DOE objectives for both the East and West tanks. In parallel, the facility is in the final design and procurement phases for the upgrades needed to achieve this expanded capacity by the third quarter of 2027.

On May 18, 2026, the Company closed on an underwritten public offering that raised net proceeds of approximately $21 million, a portion of the proceeds of which is being used to fund costs relating to DFLAW and grouting upgrades at our PFNW facility.

Cautionary Note Regarding Preliminary Financial Information

The unaudited financial and operational information presented herein is preliminary and may change. The Company’s financial closing procedures with respect to the estimated financial information provided in this report are not yet complete, and as a result, the Company’s final results may vary significantly from the preliminary results included in this report. This preliminary financial information has not been reviewed by the Company’s independent registered public accounting firm. The Company undertakes no obligation to update or supplement the information provided in this report until the Company releases its financial statements for the three months ended June 30, 2026. The preliminary financial information included in this report reflects the Company’s current estimates based on information available as of the date of this report and has been prepared by Company management. This preliminary financial and operational information should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP (accounting principles generally accepted in the United States of America) and is not necessarily indicative of the results to be achieved for any future periods. This preliminary financial and operational information could be impacted by the effects of financial closing procedures, final adjustments, and other developments.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On July 22, 2026, the Company held its 2026 annual meeting of stockholders (the “2026 Annual Meeting”).

As of May 28, 2026, the record date for the 2026 Annual Meeting, 21,203,552 shares of the Company’s common stock, par value $.001 per share (Common Stock), were outstanding, each entitled to one vote per share. Of such outstanding shares of Common Stock, 13,658,784 shares were present at the meeting in person or by proxy, representing approximately 64.42% of the Company’s securities entitled to vote.

At the 2026 Annual Meeting, stockholders (1) reelected the Company’s nine directors; (2) ratified the appointment of Grant Thornton, LLP, as the Company’s independent registered public accounting firm for the 2026 fiscal year; (3) approved, by non-binding advisory vote, the 2025 compensation of the Company’s named executive officers; (4) approved the Second Amendment to the Company’s 2017 Stock Option Plan; and (5) approved the Sixth Amendment to the Company’s 2003 Outside Directors Stock Plan.

The final results of each of the proposals voted on by the Company’s stockholders are described below:

Proposal No. 1—Election of Directors:

Director Nominee	For	Withheld
Thomas P. Bostick	6,965,114	247,298
Dr. Louis F. Centofanti	6,971,910	240,502
Mark J. Duff	6,971,212	241,200
Kerry C. Duggan	6,462,162	750,250
Joseph Timothy Grumski	6,983,722	228,690
Joe R. Reeder	6,351,901	860,511
Larry M. Shelton	6,832,175	380,237
Zach P. Wamp	6,964,880	247,532
Mark A. Zwecker	6,824,969	387,443

Under the Company’s bylaws, the election of directors is determined by a plurality of the votes that could be cast at the meeting upon the election by the holders present in person or by proxy. Under this standard, the nominees receiving the greatest number of votes “for” their election are elected; no specified percentage or majority of the votes eligible to be cast is required. Because there were nine nominees for nine director positions, each nominee who received at least one affirmative vote was elected.

The election of directors is considered a “nonroutine” matter under applicable NYSE rules governing broker discretionary voting. Accordingly, the 6,446,372 broker non-votes were not votes that could be cast upon the election and had no effect on the outcome. Although votes withheld from a nominee represent votes that could be cast upon the election, a withheld vote is not an affirmative vote for any nominee. Withheld votes therefore neither reduced the affirmative votes received by a nominee nor constituted affirmative votes for another nominee and had no effect on the election. Accordingly, each nominee was reelected as a director of the Company to serve until the Company’s next annual meeting of stockholders or until his or her successor is duly elected and qualified.

Proposal No. 2—Ratification of the Appointment of Grant Thornton, LLP as the Independent Registered Public Accounting Firm of the Company for the 2026 Fiscal Year:

Votes For	Votes Against	Abstentions
13,514,118	9,156	135,510

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy that could be cast on the proposal was necessary to ratify the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm. Because Proposal 2 is considered a “routine” matter under the rules of the NYSE governing whether member brokers may exercise discretionary authority to vote shares as to which the beneficial owner has not provided voting instructions, brokers may vote uninstructed shares on this item and, accordingly, there were no broker non-votes on this matter. Abstentions are considered votes present and entitled to vote on the proposal, and, thus, have the same effect as a vote AGAINST the proposal.

Proposal No. 3—Approval, by an Advisory (Non-Binding) Vote, of the 2025 Compensation of the Company’s Named Executive Officers:

Votes For	Votes Against	Votes Abstention
5,950,788	102,322	1,159,302

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy that could be cast on the proposal was necessary to approve the advisory vote on executive compensation. Because such a proposal is considered a “nonroutine” matter under the rules of the NYSE governing whether member brokers may exercise discretionary authority to vote shares as to which the beneficial owner has not provided voting instructions, brokers may not vote uninstructed shares for such a proposal, and, accordingly, such shares are not considered to be “votes that could be cast” thereon. As a result, the 6,446,372 broker non-votes were not treated as entitled to vote on this matter and therefore, had no effect on this proposal. However, abstentions are considered votes present and entitled to vote on the proposal, and, thus, have the same effect as a vote AGAINST the proposal.

Proposal No. 4—Approval of the Second Amendment to the Company’s 2017 Stock Option Plan:

Votes For	Votes Against	Votes Abstention
6,718,325	144,152	349,935

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy that could be cast on the proposal was necessary to approve the Second Amendment to the Company’s 2017 Stock Option Plan. Because such a proposal is considered a “nonroutine” matter under the rules of the NYSE governing whether member brokers may exercise discretionary authority to vote shares as to which the beneficial owner has not provided voting instructions, brokers may not vote uninstructed shares for such a proposal, and, accordingly, such shares are not considered to be “votes that could be cast” thereon. As a result, the 6,446,372 broker non-votes were not treated as entitled to vote on this matter and therefore, had no effect on this proposal. However, abstentions are considered votes present and entitled to vote on the proposal, and, thus, have the same effect as a vote AGAINST the proposal.

Proposal No. 5—Approval of the Sixth Amendment to the Company’s 2003 Outside Directors Stock Plan:

Votes For	Votes Against	Votes Abstention
6,616,557	271,838	324,017

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy that could be cast on the proposal was necessary to approve the Sixth Amendment to the Company’s 2003 Outside Directors Stock Plan. Because such a proposal is considered a “nonroutine” matter under the rules of the NYSE governing whether member brokers may exercise discretionary authority to vote shares as to which the beneficial owner has not provided voting instructions, brokers may not vote uninstructed shares for such a proposal, and, accordingly, such shares are not considered to be “votes that could be cast” thereon. As a result, the 6,446,372 broker non-votes were not treated as entitled to vote on this matter and therefore, had no effect on this proposal. However, abstentions are considered votes present and entitled to vote on the proposal, and, thus, have the same effect as a vote AGAINST the proposal.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains “forward-looking statements” which are based largely on the Company’s expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company’s control. Forward-looking statements generally are identifiable by use of the words such as “believe”, “expects”, “intends”, “anticipate”, “could potentially”, “plans to”, “estimates”, “projects”, and similar expressions. Forward-looking statements include, but are not limited to, opportunities at the Hanford Site, including treatment of Hanford-related waste streams expected to be received in the third quarter of 2026 and expectation of contract awards; results of operations; investments beginning to be realized; supporting DOE’s grouting objectives; and expansion of the Company’s grouting permit to meet DOE objectives. These forward-looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. While the Company believes the expectations reflected in this news release are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this Form 8-K, including, without limitation, future economic conditions; industry conditions; competitive pressures; our ability to apply and market our new technologies; the government or such other party to a contract granted to us fails to abide by or comply with the contract or to deliver waste as anticipated under the contract; inability to win bid projects or contract awards; Congress fails to provides continuing funding for the Department of War’s and DOE’s remediation projects; government’s inability to pass the Federal Budget; inability to obtain new foreign and domestic remediation contracts; and the “Risk Factors” discussed in, and the additional factors referred to under, “Special Note Regarding Forward-Looking Statements” of our 2025 Form 10-K and Form 10-Q for the quarter ended March 31, 2026. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

	By:	/s/ Ben Naccarato
Ben Naccarato
Dated: July 28, 2026		Executive Vice President and Chief Financial Officer